ITEM 77Q1A
COPIES OF ANY MATERIAL
AMENDMENTS TO
THE REGISTRANTS
CHARTER OR BYLAWS


AMENDMENT 13
TO THE BYLAWS
OF
FEDERATED STOCK
TRUST
Effective January
1 2006
Strike Section 1
Officers and Section
2 Election of
Officers from Article
I  OFFICERS AND
THEIR ELECTION and
replace with the
following
Section 1  Officers
The Officers of the
 Trust shall be a
 President one or
more Executive Vice
Presidents one or
more Senior Vice
Presidents one or
more Vice Presidents
a Treasurer and a
Secretary  The
Board of Trustees
in its discretion
may also elect or appoint
 one or more Vice
Chairmen of the Board
of Trustees who need not
 be a Trustee and other
Officers or agents
including one or more
Assistant Vice Presidents
 one or more Assistant
Secretaries and one or
more Assistant Treasurers
An Executive Vice President
Senior Vice President or
Vice
President the Secretary
or the Treasurer may appoint
an Assistant Vice President
an Assistant
Secretary or an Assistant
Treasurer respectively to
serve until the next election
 of Officers  Two
or more offices may be held
by a single person except the
offices of President and
Executive Vice
President Senior Vice
President or Vice
President may not be
held by the same person
concurrently  It shall
 not be necessary for any
Trustee or any Officer to
 be a holder of shares in
any Series or Class
of the Trust  Any
officer or such other
person as the Board
may appoint may
preside at meetings
of the shareholders
Section 2  Election
of Officers  The
Officers shall be
elected annually by the
Trustees  Each
Officer shall hold
office for one year
and until the election
and qualification of
his successor or
until earlier
resignation or
removal
Strike Sections 2
Chairman of the
Trustees Section 3 Vice
Chairman of the Trustees
Section 4
President and Section
5 Vice President from
Article II  POWERS AND
 DUTIES OF
TRUSTEES AND OFFICERS
and replace with the
following
Section 2  Chairman
of the Board  The
Board may elect
from among its members
 a Chairman of
the Board  The
Chairman shall at
all times be a Trustee
who meets all
applicable regulatory
and
other relevant
requirements for
serving in such capacity
  The Chairman shall
 not be an officer of
the Trust but shall
preside over meetings
of the Board and
shall have such other
responsibilities
in furthering the
 Board functions as
may be assigned from
time to time by the
Board of Trustees
or prescribed by these
 ByLaws  It shall
 be understood that
the election of any
Trustee as
Chairman shall not
impose on that person
any duty obligation
 or liability that is
greater than the
duties obligations
and liabilities imposed
on that person as a
Trustee in the absence of such
election and no Trustee
who is so elected shall
be held to a higher
standard of care by virtue
thereof  In addition
election as Chairman
shall not affect in
any way that Trustees
rights or
entitlement to indemnification
under the ByLaws or otherwise
by the Trust  The Chairman
shall
be elected by the Board
annually to hold office
until his successor shall
have been duly elected
and shall have qualified
or until his death or until
he shall have resigned or
 have been removed
as herein provided in these
ByLaws  Each Trustee
including the Chairman
 shall have one vote
Resignation  The Chairman
 may resign at any time by
 giving written notice of
resignation to the
Board  Any such resignation
 shall take effect at
the time specified in
 such notice or if the time
when it shall become
effective shall not be
specified therein
immediately upon its
receipt and
unless otherwise specified
therein the acceptance of
 such resignation shall
not be necessary to
make it effective
Removal  The Chairman
may be removed by majority
vote of the Board with or
without cause at
any time
Vacancy  Any vacancy
in the office of Chairman
arising from any cause
whatsoever may be
filled for the unexpired
portion of the term of the
 office which shall be vacant
by the vote of the
Board
Absence  If for any reason
the Chairman is absent from a
meeting of the Board the Board
 may
select from among its members
 who are present at such
meeting a Trustee to preside at
such
meeting
Section 3  Vice Chairman of
the Trustees  Any Vice
Chairman shall perform
such duties as may
be assigned to him from
time to time by the Trustees
 The Vice Chairman need
not be a Trustee
Section 4  President
The President shall be the
principal executive officer
 of the Trust  He shall
counsel and advise the Chairman
  He shall have general
supervision over the business
of the
Trust and policies of the
Trust  He shall employ and
define the duties of all employees
shall
have power to discharge any
such employees shall exercise
general supervision over the
affairs
of the Trust and shall
perform such other duties
as may be assigned to him
from time to time by
the Trustees the Chairman
or the Executive Committee
The President shall have the
power to
appoint one or more Assistant
Secretaries or other junior
officers subject to
ratification of such
appointments by the Board
The President shall have
the power to sign in the
name of and on
behalf of the Trust powers
of attorney proxies waivers
 of notice of meeting
consents and other
instruments relating to
securities or other property
owned by the Trust and may
in the name of
and on behalf of the Trust
take all such action as the
President may deem advisable
in entering
into agreements to purchase
securities or other property
in the ordinary course of
business and to
sign representation letters
in the course of buying
securities or other property
Section 5  Vice President
The Executive Vice President
 Senior Vice President or Vice
President if any in order
 of their rank as fixed by
the Board or if not ranked
a Vice President
designated by the Board in
the absence of the President
shall perform all duties
and may exercise
any of the powers of the
 President subject to
the control of the Trustees
 Each Executive Vice
President Senior Vice
 President and Vice
President shall perform
such other duties as may be
assigned to him from
time to time by the Trustees
the Chairman the President
or the Executive
Committee  Each Executive
Vice President Senior Vice
President and Vice President
shall be
authorized to sign documents
on behalf of the Trust  The
Executive Vice President
Senior Vice
President and Vice President
shall have the power to sign
in the name of and on behalf
of the
Trust and subject to Article
VIII Section 1 powers of
attorney proxies waivers of
notice of
meeting consents and other
instruments relating to
securities or other property
 owned by the
Trust and may in the
name of and on behalf
of the Trust take all
such action as the Executive
Vice President Senior
Vice President or Vice
President may deem advisable
 in entering into
agreements to purchase
securities or other
 property in the ordinary
course of business and to sign
representation letters
in the course of buying
securities or other property